Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Insured New York
Premium Income Municipal Fund, Inc.
33-46938
811-3319

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950134-07-012850.